Exhibit 10.1

SECOND AMENDED AND RESTATED OPERATING EXPENSE

RESPONSIBILITY AGREEMENT

This Second Amended and Restated Expense Responsibility Agreement, effective as of May 12th, 2021 (the “Agreement”), is entered into by and among TriLinc Global, LLC, a Delaware limited liability company (“Sponsor”), TriLinc Advisors, LLC, a Delaware limited liability company (“Advisor”), and TriLinc Global Impact Fund, LLC, a Delaware limited liability company (“Fund” and together with the Sponsor and the Advisor, the “Parties”).

WHEREAS, the Parties entered into the Amended and Restated Operating Expense Responsibility Agreement on March 26, 2018 (the “Prior Agreement”), pursuant to which the Sponsor agreed to be responsible for the payment of certain of the Fund’s cumulative operating costs incurred through and including December 31, 2017, including the management and incentive fees due to the Advisor that have not been paid by the Fund (all as collectively set forth in Exhibit A hereto and referred to as “Fund Expenses”);

WHEREAS, as of the date hereof, certain subsidiaries of the Fund and International Finance Corporation have entered into a Loan Agreement (the “Loan Agreement”); and

WHEREAS, in connection with the execution of the Loan Agreement, the Parties have determined to amend and restate the Prior Agreement to modify the manner in which any reimbursements of Fund Expenses will be applied and impose certain limits on the amount of Fund Expenses that can be reimbursed.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Expense Responsibility for Fund Expenses. The Sponsor shall be entitled to reimbursement of the cumulative Fund Expenses to the extent the Fund’s investment income for any quarter as reflected on the statement of operations exceeds the sum of (a) total distributions to unitholders incurred during the quarter and (b) the Fund’s expenses as reflected on the statement of operations for the same quarter (the “Reimbursement Hurdle”). To the extent the Fund is not successful in satisfying the Reimbursement Hurdle, no amount will be payable for that quarter by the Fund for reimbursement to the Sponsor of the cumulative Fund Expenses.  If the Sponsor is entitled to receive reimbursement for any given quarter because the Fund’s investment income exceeds the Reimbursement Hurdle for such quarter, the Fund will apply 50% of the excess amount (the “Reimbursement Amount”) for such quarter as follows: (i) first, the Company will apply the Reimbursement Amount to reimburse the Sponsor for all expenses, other than the management fees and incentive fees, that the Sponsor previously paid on behalf of the Fund listed on Exhibit A that have not yet been reimbursed (the “Previously Paid Operating Expenses”) until all Previously Paid Operating Expenses have been reimbursed and (ii) second, the Company will apply the Reimbursement Amount remaining after all Previously Paid Expenses have been reimbursed in full to reimburse the

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Sponsor for the management fees and incentive fees listed on Exhibit A that have not yet been reimbursed to the Sponsor until all such management fees and incentive fees have been reimbursed.

2.

Entire Agreement.  This Agreement sets forth the entire agreement of the Parties with respect to the matters contained herein and no prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective for any purpose.

3.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

4.

Waivers; Amendments. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any preceding or succeeding breach thereof, or of any other provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of time for the performance of any other obligation or act. This Agreement shall not be amended except by an instrument in writing signed by the Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

TriLinc GLOBAL, LLC

/s/ Gloria S. Nelund
Gloria S. Nelund
Chief Executive Officer

TriLinc Advisors, LLC

/s/ Gloria S. Nelund
Gloria S. Nelund
Chief Executive Officer

TriLinc GLOBAL IMPACT FUND, LLC

/s/ Gloria S. Nelund
Gloria S. Nelund
Chief Executive Officer

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Exhibit A

Amount
Management fees	1,717,750
Incentive fees	7,832,296
Operating costs (other than incentive fees and management fees)	7,110,721
$16,660,767

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